Exhibit 4.4

EXECUTION VERSION

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

and

ANHEUSER-BUSCH INBEV SA/NV

and

the SUBSIDIARY GUARANTORS party hereto from time to time

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

SIXTEENTH SUPPLEMENTAL INDENTURE

Dated as of April 3, 2020

To the Indenture, dated as of April 4, 2018,

among Anheuser-Busch InBev Worldwide Inc.,

Anheuser-Busch InBev SA/NV, the Subsidiary Guarantors party thereto from time to time and

The Bank of New York Mellon Trust Company, N.A., Trustee

4.600% Notes due 2060

SIXTEENTH  SUPPLEMENTAL INDENTURE, dated as of April 3, 2020 (the "Sixteenth Supplemental Indenture"), among ANHEUSER-BUSCH INBEV WORLDWIDE INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), ANHEUSER-BUSCH INBEV SA/NV, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the "Parent Guarantor"), ANHEUSER-BUSCH INBEV FINANCE INC., a corporation duly organized and existing under the laws of the State of Delaware, BRANDBEV S.À R.L., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg Register of Commerce and Companies under the number B 80.984, BRANDBREW S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg, with its registered address at Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Grand Duchy of Luxemburg and registered with the Luxembourg register of commerce and companies under number B 75.696, COBREW NV, a naamloze vennootschap duly organized and existing under the laws of the Kingdom of Belgium, ANHEUSER-BUSCH COMPANIES, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (each, a "Subsidiary Guarantor", and together with the Parent Guarantor, the "Guarantors") and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the "Trustee") to the Indenture, dated as of April 4, 2018, among the Company, the Guarantors and the Trustee, as heretofore amended and supplemented (the "Indenture").

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, which provides for the issuance from time to time of unsecured debt securities of the Company;

WHEREAS, Section 901(9) of the Indenture permits supplements thereto without the consent of Holders of Securities to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture;

WHEREAS, as contemplated by Section 301 of the Indenture, the Company intends to issue a new series of Securities to be known as the Company's "4.600% Notes due 2060" (the "Notes") under the Indenture;

WHEREAS, the Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of this Sixteenth Supplemental Indenture;

NOW, THEREFORE, THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually agree as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01 Definitions.

Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Sixteenth Supplemental Indenture which are defined in the Indenture shall have the meanings ascribed to them by the Indenture.  The following terms used in this Sixteenth Supplemental Indenture have the following respective meanings:

"Additional Amounts" has the meaning set forth in Section 2.07.

"Business Day" means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.  If the date of maturity of interest on, or principal of, the Notes or the date fixed for redemption, repayment or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, repayment or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

"Change in Tax Law" has the meaning set forth in Section 2.06(a).

"Code" has the meaning set forth in Section 2.07.

"Company" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

"Comparable Treasury Issue" means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

"Comparable Treasury Price" means, with respect to a Redemption Date, (i) the average of five (5) Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five (5) such Reference Treasury Dealer Quotations, the average of all such quotations.

"Date of the Prospectus Supplement" means April 1, 2020, which is the date of the final Prospectus Supplement prepared in connection with the issuance of the Notes and filed with the Securities and Exchange Commission.

"Depositary" means The Depository Trust Company, or any successor thereto.

"FATCA Withholding" has the meaning specified in 2.07.

"Global Security" has the meaning set forth in Section 2.01(d).

"Guarantors" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

"Indenture" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

"Independent Investment Banker" means Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, as specified by the Company, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Company.

"Interest Payment Date" has the meaning specified in Section 2.03.

"Notes" has the meaning set forth in the Recitals.

"Par Call Date" has the meaning specified in Section 2.05(a).

"Parent Guarantor" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

"Redemption Notice Date" has the meaning specified in Section 2.05(b).

"Reference Treasury Dealer" means (i) Barclays Capital Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

"Regular Record Date" means November 16 and May 17 (whether or not a Business Day).

"Relevant Taxing Jurisdiction" has the meaning specified in 2.06.

"Sixteenth Supplemental Indenture" has the meaning set forth in the Recitals.

"Stated Maturity" has the meaning specified in Section 2.01(f).

"Subsidiary Guarantor" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

"Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

"Trustee" has the meaning set forth in the first paragraph of this Sixteenth Supplemental Indenture.

SECTION 1.02 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause.

In case any provision in this Sixteenth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument.

Nothing in this Sixteenth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Sixteenth Supplemental Indenture or the Indenture.

ARTICLE II

4.600% Senior Notes due 2060

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established a new series of Securities under the Indenture entitled "4.600% Notes due 2060".

(b) The form of the Notes, including the form of the certificate of authentication, is attached hereto as Exhibit A.

(c) The Company shall issue the Notes in an aggregate principal amount of USD 1,000,000,000.  The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes in accordance with Sections 301 and 901 of the Indenture.  Any such additional Notes subsequently issued shall rank equally and ratably with the Notes in all respects (except for the payment of interest accruing prior to the issue date of such further Notes or except for the first payment of interest following the issue date of such further Notes), so that such further Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes, provided that either (i) such additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Notes shall have a separate CUSIP number.

(d) The Notes shall be issued initially in the form of one or more permanent global securities, without coupons, registered in the name of the Depositary or a nominee of the Depositary (each, a "Global Security") and deposited with the Trustee, as custodian for the Depositary.  Any proposed transfer of an interest in the Notes shall consist of a transfer within a Global Security and shall be effected through the book-entry system maintained by the Depositary.

(e) The Notes shall not have a sinking fund.

(f) The stated maturity of the principal of the Notes shall be June 1, 2060 (the "Stated Maturity").

(g) The outstanding principal amount of the Notes shall accrue interest at a rate equal to 4.600% per annum, as provided in Section 2.03.

(h) The Notes shall be issued in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

(i) The Notes shall be subject to both Defeasance and Covenant Defeasance in accordance with the Indenture.

(j) The Notes shall be senior unsecured obligations of the Company and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Company.

SECTION 2.02 Guarantee.  Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be jointly and severally, irrevocably, fully and unconditionally guaranteed by the Guarantors as to all payments due on the Notes whether at their Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of such Guarantees and the Indenture.  In the case of the failure of the Company to pay punctually any principal, premium or interest on the Notes, the Guarantors shall cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise.  The Guarantees shall be unsecured and unsubordinated indebtedness of the Guarantors and rank equally with other unsecured and unsubordinated indebtedness of the Guarantors that is currently outstanding or that they may issue in the future.

SECTION 2.03 Interest.  The Notes shall bear interest at a rate equal to 4.600% per annum, and computed on the basis of a 360-day year consisting of twelve (12) 30-day months.  Interest on the Notes will accrue from April 3, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be.  Interest is payable semi-annually, in arrears, on June 1 and December 1, of each year (each, an "Interest Payment Date"), subject to deferral of such payment in accordance with the definition of "Business Day" contained in Section 1.01 hereof, commencing December 1, 2020. Interest payments will be made until the full repayment of the outstanding principal amount of the Notes, and interest due on an Interest Payment Date will be paid to the Person in whose name the Notes were registered at the close of business on the applicable Regular Record Date immediately preceding such Interest Payment Date until the principal thereof is paid or made available for payment.

SECTION 2.04 Payment of Principal, Interest and Other Amounts.  Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of the Global Security.  Initially, the Paying Agent and Registrar for the Notes will be The Bank of New York Mellon Trust Company, N.A., in Pittsburgh, Pennsylvania.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and in such an event the Company may act as Paying Agent or Registrar.  Payments of principal of, premium, if any, and interest on the Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder thereof; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

SECTION 2.05 Optional Redemption.

(a) The Company may, at its option, redeem the Notes as a whole or in part at any time and from time to time prior to December 1, 2059 (the "Par Call Date") upon not less than ten (10) nor more than sixty (60) days' prior notice, as provided in Section 1104 of the Indenture, at a redemption price equal to the greater of:

(i) 100% of the aggregate principal amount of the Notes to be redeemed; and

(ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes matured on the Par Call Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve (12) 30-day months) at the Treasury Rate plus 50 basis points;

 plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.  The Treasury Rate will be calculated on the third Business Day preceding such Redemption Date.

(b) The Company may, at its option, redeem the Notes as a whole or in part at any time and from time to time on or after the Par Call Date upon not less than ten (10) nor more than sixty (60) days' prior notice, as provided in Section 1104 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) the Redemption Date.

(c) Notice of redemption to the Holders of the Notes being redeemed shall be given by first-class mail, postage prepaid, mailed (or otherwise transmitted in accordance with applicable procedures of the Depositary) (the date on which such notice is given to be termed a "Redemption Notice Date"). The Company shall notify the Trustee in writing not less than 5 Business Days prior to the date on which such notice is to be sent to the Holders (unless a shorter notice shall be satisfactory to the Trustee).

(d) Notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed). The Company shall provide written notice to the Trustee prior to the close of business not less than two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

(e) Unless the Company (and/or a Guarantor) defaults on payment of the redemption price, from and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.  On the Redemption Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date.

(f) If fewer than all of the Notes are to be redeemed, the Trustee will select, not more than sixty (60) days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called for redemption, on a pro rata basis according to the principal amount of the Notes registered in the respective name of each Holder of the Notes or in such other manner as the Trustee shall deem fair and appropriate.

SECTION 2.06 Optional Tax Redemption.

(a) The Company may, at the Company's or the Parent Guarantor's option, redeem the Notes in whole but not in part, upon not less than ten (10) nor more than sixty (60) days' prior notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (each, a "Relevant Taxing Jurisdiction"), or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Date of the Prospectus Supplement (any such change or amendment, a "Change in Tax Law"), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Notes to a Substitute Company (as defined in Section 801 of the Indenture), unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

(b) Prior to the delivery of any notice of redemption to Holders pursuant to this Section 2.06, the Company or the relevant Guarantor will deliver to the Trustee, in accordance with Indenture Section 1102, notice of such tax redemption accompanied by an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

(c) No notice of redemption pursuant to this Section 2.06 may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

SECTION 2.07 Additional Amounts.

In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any Relevant Taxing Jurisdiction unless such withholding or deduction is required by law.  In the event such withholding or deduction is required by law, such Guarantor will pay to the Holders of the Notes such additional amounts (the "Additional Amounts") as shall be necessary in order that the net amounts received by such Holders, after such withholding or deduction, shall equal the respective amounts of principal, interest and premium, if any, which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal, interest or premium, if any, made by it, or

(b) are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Notes or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Note if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Note, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than thirty (30) days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because the Note was presented to a particular paying agent for payment if the Note could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

References to principal, interest or premium in respect of the Notes in this Sixteenth Supplemental Indenture shall be deemed to include any Additional Amounts which may be payable as set forth in this Section 2.07.  References to payment, deduction or withholding by any Guarantor shall be deemed to include payment, deduction or withholding on such Guarantor's behalf by its paying agent, including the Trustee or the Sub-Paying Agent.

This Section 2.07 shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

In addition, any amounts to be paid by the Company or any Guarantor on the Notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code ("FATCA Withholding").  Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

ARTICLE III

Miscellaneous Provisions

SECTION 3.01 Effectiveness.  This Sixteenth Supplemental Indenture will become effective upon its execution and delivery.

SECTION 3.02 Original Issue.  The Notes may, upon execution of this Sixteenth Supplemental Indenture, be executed by the Company and delivered by the Company and the Parent Guarantor to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such Notes as in such Company order provided.

SECTION 3.03 Ratification and Integral Part.  The Indenture, as supplemented by this Sixteenth Supplemental Indenture, is in all respects ratified and confirmed, and this Sixteenth Supplemental Indenture will be deemed an integral part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority.  This Sixteenth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.  The provisions of this Sixteenth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

SECTION 3.05 Successors and Assigns.  All covenants and agreements in the Indenture, as supplemented and amended by this Sixteenth Supplemental Indenture, by the Company and the Guarantors will bind their respective successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts.  This Sixteenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Guarantee Limitations.  The limitations applicable to the Guarantees, as set forth in Section 209 of the Indenture, will apply to the Guarantees issued hereunder; provided, however, that any further limitations, or any amendments or modifications to such Guarantees or limitations thereon, shall be set forth in an additional supplemental indenture, in each case in accordance with the Indenture.

SECTION 3.08 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 3.09 Governing Law.  This Sixteenth Supplemental Indenture and the Notes and Guarantees will be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Anheuser-Busch InBev Worldwide Inc. as Company

By:	/s/ Daniel Strothe
Name: Daniel Strothe
Title: Authorized Officer

By:	/s/ Margot Miller
Name: Margot Miller
Title: Authorized Officer

Anheuser-Busch InBev SA/NV as Parent Guarantor

By:	/s/ Ann Randon
Name: Ann Randon
Title: Authorized Officer

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Officer

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Name: Manjari Purkayastha
Title: Vice President

[Sixteenth Supplemental Indenture Signature Page]

Anheuser-Busch InBev Finance Inc. as Subsidiary Guarantor

By:	/s/ Daniel Strothe
Name: Daniel Strothe
Title: Authorized Officer

Anheuser-Busch Companies, LLC as Subsidiary Guarantor

By:	/s/ Daniel Strothe
Name: Daniel Strothe
Title: Authorized Officer

By:	/s/ Margot Miller
Name: Margot Miller
Title: Authorized Officer

Cobrew NV as Subsidiary Guarantor

By:	/s/ Ann Randon
Name: Ann Randon
Title: Authorized Officer

By:	/s/ Jan Vandermeersch
Name: Jan Vandermeersch
Title: Authorized Officer

Brandbrew S.A. as Subsidiary Guarantor

By:	/s/ Yann Callou
Name: Yann Callou
Title: Authorized Officer

By:	/s/ Gert Magis
Name: Gert Magis
Title: Authorized Officer

[Sixteenth Supplemental Indenture Signature Page]

Brandbev S.à R.L. as Subsidiary Guarantor

By:	/s/ Yann Callou
Name: Yann Callou
Title: Authorized Officer

By:	/s/ Gert Magis
Name: Gert Magis
Title: Authorized Officer

[Sixteenth Supplemental Indenture Signature Page]

Exhibit A

FORM OF NOTES

FACE OF SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ANHEUSER-BUSCH INBEV WORLDWIDE INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

Anheuser-Busch InBev Worldwide Inc.

4.600% Note due 2060

Payment of Principal, Premium, if any,
and Interest Irrevocably, Fully and Unconditionally Guaranteed by
Anheuser-Busch InBev SA/NV, Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC

No.	USD

CUSIP No.: 035240 AU4	ISIN: US035240AU42

Anheuser-Busch InBev Worldwide Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, on June 1, 2060 (the "Maturity Date"), the principal sum of            U.S. dollars, and to pay interest thereon from April 3, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, in arrears, on June 1 and December 1, in each year, commencing on December 1, 2020, at the rate of 4.600% per annum, until the principal hereof is paid or made available for payment, subject to deferral of such interest payment in accordance with the Indenture in case such date is not a Business Day.

The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 16 and May 17 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Subject to the terms of the Indenture, this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise in accordance with the terms of the Guarantees and the Indenture.

Exhibit A

Payments of principal of, premium, if any, and interest on the Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Notes represented by a Global Security shall be made through one or more Paying Agents appointed under the Indenture to the Depositary or its nominee, as the Holder of this Security.  Initially, the Paying Agent and Registrar for the Securities will be The Bank of New York Mellon Trust Company, N.A., Pittsburgh, Pennsylvania.  The Company may change the Paying Agent or Registrar without prior notice to the Holders, and in such an event the Company may act as Paying Agent or Registrar.  Payments of principal, premium, if any, and interest on the Securities represented by this Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium (if any) and interest on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A

In Witness Whereof, the Company has caused this instrument to be duly executed.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Dated:

Exhibit A

REVERSE OF SECURITY

1. Securities and Indenture

This Security is one of a duly authorized issue of securities of the Company (payable in U.S. dollars) (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 4, 2018 (the "Base Indenture"), as supplemented by the Sixteenth Supplemental Indenture, dated as of April 3, 2020 (the "Sixteenth Supplemental Indenture" and together with the Base Indenture, the "Indenture"), in each case among the Company, Anheuser-Busch InBev SA/NV, as Parent Guarantor, the Subsidiary Guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2. Series and Denomination

This Security is one of the series designated on the face hereof, initially limited to an aggregate principal amount of USD 1,000,000,000, except as provided in the Indenture. References herein to "this series" mean the series of securities designated on the face hereof.  Except as provided in the preceding paragraph, references herein to the "Securities" means (unless the context otherwise requires) the Securities of this series and includes any other securities issued, as provided in the Indenture and forming a single series with the Securities of this series, provided that either (i) such additional Securities are fungible with the Securities of such series offered hereby for U.S. federal income tax purposes or (ii) such additional Securities shall have a separate CUSIP number.

The Securities are issuable only in registered form without coupons in denominations of USD 1,000 in principal amount and integral multiples of USD 1,000 in excess thereof.

3. Redemption at the Company's Option

The Company may, at its option, redeem the Securities of this series as a whole or in part at any time and from time to time prior to December 1, 2059 (the "Par Call Date") upon not less than ten (10) nor more than sixty (60) days prior notice at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of the Securities to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed as if the Securities matured on the Par Call Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve (12) 30-day months) at the Treasury Rate plus 50 basis points; plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) such Redemption Date.

Exhibit A

The Company may also, at its option, redeem the Securities of this series as a whole or in part at any time and from time to time on or after the Par Call Date upon not less than ten (10) nor more than sixty (60) days' prior notice at a redemption price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to (but excluding) the Redemption Date.

A notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company's discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed). The Company shall provide written notice to the Trustee prior to the close of business not less than two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4. Optional Tax Redemption

The Company may, at the Company's or the Parent Guarantor's option, redeem the Securities of this series in whole, but not in part, upon not less than ten (10) nor more than sixty (60) days' prior notice, at a redemption price equal to 100% of the principal amount of the Securities of this series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts, if any) to (but excluding) the Redemption Date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Company or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the Date of the Prospectus Supplement (any such change or amendment, a "Change in Tax Law"), the Company or, if a payment were then due under a Guarantee, the relevant Guarantor, would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Company or the relevant Guarantor taking reasonable measures available to it; provided, however, that the Securities of this series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Company assigning its obligations under the Securities of this series to a Substitute Company, unless such assignment to a Substitute Company is undertaken as part of a plan of merger by the Parent Guarantor.

Exhibit A

Prior to the mailing of any notice of redemption pursuant to this Section, the Company or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Company or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of such Change in Tax Law.

No notice of redemption pursuant to this Section may be given earlier than ninety (90) days prior to the earliest date on which the Company or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Securities of this series were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

5. Additional Amounts

In the event that any Guarantor becomes obligated to make payments in respect of the Securities of this series, such Guarantor will make all payments in respect of the Securities of this series without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the "Relevant Taxing Jurisdiction") unless such withholding or deduction is required by law.  In such event, such Guarantor will pay to the Holders of the Securities of this series such additional amounts (the "Additional Amounts") as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a) are payable by any person acting as custodian bank or collecting agent on behalf of such Holder, or otherwise in any manner which does not constitute a deduction or withholding by such Guarantor from payment of principal or interest made by it, or

Exhibit A

(b) are payable by reason of such Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the Securities of this series or the Guarantees thereof are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Relevant Taxing Jurisdiction, or

(c) are imposed or withheld by reason of the failure of such Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence, or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes, or

(d) consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes, or

(e) are imposed on or with respect to any payment by the applicable Guarantor to the registered Holder of this Security if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of this Security, or

(f) are deducted or withheld pursuant to (i) any European Union directive or regulation concerning the taxation of interest income, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing Jurisdiction or the European Union is a party, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such directive, regulation, treaty or understanding, or

(g) are payable by reason of a change in law or practice that becomes effective more than thirty (30) days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later, or

(h) are payable because this Security was presented to a particular paying agent for payment if this Security could have been presented to another paying agent without any such withholding or deduction, or

(i) are payable for any combination of (a) through (h) above.

Exhibit A

References to principal or interest in respect of the Securities of this series shall be deemed to include any Additional Amounts which may be payable as set forth in the Indenture.

The covenant regarding Additional Amounts shall not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, and will apply to the Company any time it is incorporated in a jurisdiction outside of the United States.

In addition, any amounts to be paid by the Company or any Guarantor on the Securities of this series will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the U.S. Internal Revenue Code of 1986, as amended, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code ("FATCA Withholding").  Neither any Guarantor nor the Company will be required to pay Additional Amounts on account of any FATCA Withholding.

6. Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

Exhibit A

7. Limitation on Suits

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity and/or security, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8. Amendment, Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (irrespective of series) that are to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Exhibit A

9. Defeasance

The Indenture contains provisions for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Security upon compliance with certain conditions set forth in the Indenture.

10. Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

11. Defined Terms

All terms used in this Security which are defined in the Base Indenture or the Sixteenth Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Sixteenth Supplemental Indenture.

Exhibit B

FORM OF GUARANTEE

For value received, the undersigned (herein called the "Guarantors", and each, a "Guarantor", which terms include any successor Person or Persons under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby jointly and severally, irrevocably, fully and unconditionally guarantee to the Trustee and to each Holder of this Security, which has been authenticated and delivered by the Trustee, the due and punctual payment of the principal of (including any amount in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture.  In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment or analogous obligation, each Guarantor agrees duly and punctually to pay the same.  Each Guarantor hereby agrees that its obligations hereunder shall rank pari passu with all other unsecured and unsubordinated obligations of such Guarantor, shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium and interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

This Guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

Exhibit B

All terms used in this Guarantee which are not defined herein shall have the meaning assigned to them in the Security upon which this Guarantee is endorsed.

This Guarantee is subject to the release upon the terms set forth in the Indenture.

This Guarantee is subject to certain limitations and waivers set forth in the Indenture, as it may be supplemented from time to time.

This Guarantee is governed by and construed in accordance with the laws of the State of New York.

Exhibit B

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be signed by facsimile by its duly authorized officer or representative and, if required by applicable law, has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Anheuser-Busch InBev SA/NV as Parent Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Anheuser-Busch InBev Finance Inc. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

Anheuser-Busch Companies, LLC as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Exhibit B

Cobrew NV as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Brandbrew S.A. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

Brandbev S.à R.L. as Subsidiary Guarantor

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer